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                                                                    EXHIBIT 99.3

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                          for Tender of All Outstanding
                   Unregistered 10 5/8% Senior Notes due 2011
                                 in Exchange for
                    Registered 10 5/8% Senior Notes due 2011

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer relating to the 10 5/8% Senior Notes due 2011 of Equistar Chemicals, LP, and Equistar Funding Corporation (together, the "Issuers"), and to tender outstanding 10 5/8% Senior Notes due 2011 (the "Outstanding Notes") to the exchange agent under the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" of
the Issuers' prospectus dated               , 2003, and in Instruction 2 to the
related letter of transmittal. Any holder who wishes to tender their Outstanding Notes under the guaranteed delivery procedures must ensure that The Bank of New York, as exchange agent (the "Exchange Agent"), receives this notice of guaranteed delivery, properly completed and duly executed, before the Expiration Date (as defined below) of the Exchange Offer. The exchange of Outstanding Notes for New Notes and related documentation are referred to herein as the "Exchange Offer." Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the letter of transmittal.

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The Exchange Offer will expire at 5:00 p.m., New York City time, on            ,
2003 (the "Expiration Date"), unless sooner terminated or extended. Outstanding notes tendered in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.
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                  The Exchange Agent for the Exchange Offer is:

                              The Bank of New York

        For Delivery by Mail (registered or certified mail recommended),
                         Overnight Delivery or by Hand:

                              The Bank of New York
                                 20 Broad Street
                                   Lower Level
                               New York, NY 10004
                                      Attn:

             By Facsimile Transmission (eligible institutions only):

                                ----------------
                                      Attn:

                              Confirm by Telephone:

                                  -------------

         Delivery of this instrument to an address other than as shown above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. The instructions accompanying this notice of guaranteed delivery should be read carefully before the notice of guaranteed delivery is completed.

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         This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.


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Ladies and Gentlemen:

         The undersigned hereby tenders to the Issuers, in accordance with the Issuers' Exchange Offer, upon the terms and subject to the conditions described in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 of the related letter of transmittal.

         The undersigned hereby tenders the Outstanding Notes listed below:

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                                                                         Certificate
                                                                          Number(s)
                                                                        (if known) of
                                                                      Outstanding Notes       Aggregate    Aggregate
                                                                         or Account           Principal    Principal
                                                                        Number at the          Amount        Amount
                        Title of Series                             Book-entry Facility     Represented    Tendered
                        ---------------                             -------------------     -----------    --------
Equistar Chemicals, LP and Equistar Funding Corporation
10 5/8% Senior Notes due 2011.....................................

=====================================================================================================================

                                                 PLEASE SIGN AND COMPLETE

 -------------------------------------------------------   ----------------------------------------------------------


 -------------------------------------------------------   ----------------------------------------------------------
             Name(s) of Registered Holder(s)               Signatures of Registered Holder(s) or Authorized Signatory


 -------------------------------------------------------


 -------------------------------------------------------
                         Address

                                                           Dated                                       , 2003
                                                                 --------------------------------------
 -------------------------------------------------------
           Area Code and Telephone Number(s)

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

         This notice of guaranteed delivery must be signed by the registered holder(s) of the tendered Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):

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Capacity:

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Address(es):

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                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC as described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering--Book-Entry Transfer" and in the related letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three business days following the Expiration Date.

Name of Firm:
             ----------------------------------------     -----------------------------------------------------
                                                                   (Authorized Signature)

Address:                                                  Name:
        ---------------------------------------------          ------------------------------------------------
           (Include Zip Code)                             Title:
                                                                -----------------------------------------------
                                                                   (Please Type or Print)
Area Code and Telephone Number:
                                ------------

                                                          Date:                                          , 2003
                                                                   --------------------------------------

         Do not send Outstanding Notes with this form. Actual surrender of Outstanding Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address listed herein before the Expiration Date of the Exchange Offer. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

         If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the DTC, this notice of guaranteed delivery must be

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accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant shown on DTC's security position listing.

         If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address listed on the cover page hereof. Holders may also contact their broker-dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


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